Exhibit 10.1

SENIOR SECURED NOTE PURCHASE AGREEMENT

This SENIOR SECURED NOTE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 22, 2024, is by and among Custom Health, Inc., a Delaware corporation with offices located at 8605 Santa Monica Blvd., PMG 64914, West Hollywood, CA 90069-4109 (the “Company”), the Guarantors (used herein as defined in the Guaranty referred to below) from time to time party hereto (together with the Company, collectively, the “Note Parties” and each a “Note Party”), Berenson Acquisition Corp. I, a Delaware corporation (“SPAC”), Funicular Funds, LP, a Delaware limited partnership (the “Lead Buyer”), as an investor and as collateral agent for the Buyers (in such capacity, the “Collateral Agent”), and each additional investor listed on the Schedule of Buyers attached hereto (such investor and the Lead Buyer individually referred to as a “Buyer”, and collectively, the “Buyers”). Any capitalized term not defined herein shall have the same meaning as in the Notes.

RECITALS

A. On December 22, 2023, SPAC and Continental Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SPAC (“Merger Sub”), entered into a Business Combination Agreement (as amended, the “Merger Agreement”) with the Company, pursuant to which, and subject to the approval of the stockholders of SPAC, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of SPAC (the “Merger” and, together with the other transactions contemplated by the Merger Agreement and any other agreement executed and delivered in connection therewith, the “Business Combination”). Following the closing of the Merger (the “Business Combination Closing”), SPAC, which will be renamed “Custom Health Holdings, Inc.,” will be referred to as the “Combined Company.”

B. Pursuant to the terms of the Merger Agreement, the SPAC will file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Business Combination Registration Statement”), pursuant to which at the Business Combination Closing, the securities of the Company will be exchanged in a registered offering for securities of the SPAC (collectively, the “Exchange Securities”).

C. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

D. The Company has authorized a new series of Senior Secured Convertible Notes of the Company, in the aggregate original principal amount of $15,000,000, substantially in the form attached hereto as Exhibit A (collectively, the “Notes” and each a “Note”), which Notes shall be convertible at the option of the holders thereof into shares of Common Stock (as defined below) of the Company if the conversion occurs on or prior to the Business Combination Closing or the shares of Class A Common Stock of the Combined Company (the “Combined Company Common Stock”) if the conversion occurs after the Business Combination Closing (the shares of Common Stock of the Company or the shares of the Combined Company Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.

E. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

F. The Notes and the Conversion Shares are collectively referred to herein as the “Securities.”

G. The Notes will be (I) secured by a first priority perfected security interest in all of the existing and future assets of the Note Parties (subject to customary “excluded property” provisions) as evidenced by (X) the Security Agreement dated as of the date hereof by and among the Note Parties and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), and (Y) the other security documents, joinders and agreements entered into in connection with this Agreement, in each case to secure the Obligations (together with the Security Agreement and any account control agreements, as each may be amended, supplemented or otherwise modified from time to time, collectively, the “Security Documents”), and (II) guaranteed pursuant to the Guaranty dated as of the date hereof by and among the Guarantors (as defined therein identified in the signature pages thereto) and the Collateral Agent (as amended, supplemented or otherwise modified from time to time, the “Guaranty”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Note Party, SPAC, each Buyer and the Collateral Agent hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, at each Closing, a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers; provided that on the Initial Closing Date (as defined below), the aggregate principal amount of all Notes will be at least Three Million Five Hundred Thousand Dollars ($3,500,000) (the “First Tranche”).

(b) Closing. The initial closing (the “Initial Closing”) of the sale and purchase of a Note by the Lead Buyer (the “Initial Note”) shall take place remotely via the exchange of documents and signature on the date hereof or on such other date as may be mutually agreed to by the parties (such date is hereinafter referred to as the “Initial Closing Date”).

(c) Subsequent Closings. At any time on or before the Business Combination Closing (which period may be extended by the Company in its discretion), the Company may, in its sole and absolute discretion, sell additional Notes to the Lead Buyer or additional Persons pursuant to one or more closings (each a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”), provided, however, that the aggregate principal amount of the Notes issued pursuant to this Agreement (including the Initial Note) shall not exceed Fifteen Million Dollars ($15,000,000). To the extent that as of the Business Combination Closing, the aggregate principal amount of the Notes issued pursuant to this Agreement (including the Initial Note) is less than Fifteen Million Dollars, then the Combined Company may, in its sole and absolute discretion following the Business Combination Closing, sell additional Notes to the Lead Buyer or additional Persons in Subsequent Closings until such time as the aggregate principal amount of the Notes issued pursuant to this Agreement (including the Initial Note) is equal to Fifteen Million Dollars. All sales of Notes made at any Subsequent Closing shall be made at the discretion of the Company (or if after the Business Combination Closing, the Combined Company), but subject to the terms and conditions set forth in this Agreement, including Sections 7 and 8, and (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak as of such Closing, and (ii) the representations and warranties of any applicable Buyer in Section 2 hereof shall speak as of such Closing.

(d) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers. Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes to be purchased by such Buyer.

(e) Form of Payment. At each Closing, (i) each Buyer shall pay its respective Purchase Price to the Company by wire transfer of immediately available funds in accordance with the wire instructions delivered by the Company; provided that the Company hereby directs that the Lead Buyer may use the applicable portion of the proceeds of the Purchase Price from the Lead Buyer to make the reimbursement payment required pursuant to Section 5(f) so that the net amount received by the Company from the Lead Buyer reflects such reimbursement payment under Section 5(f) and (ii) the Company shall deliver to each Buyer a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(f) Share Considerations. As an inducement to the Lead Buyer to enter into this Agreement, (i) immediately prior to the Business Combination Closing, the Company will issue to the Lead Buyer such number of shares of Common Stock of the Company which after applying the Exchange Ratio as set forth in the Merger Agreement at the Business Combination Closing, will be equal to 100,000 shares of the Combined Company Common Stock, and (ii) following the Business Combination Closing, the Combined Company will issue to the Lead Buyer an additional 50,000 shares of the Combined Company Common Stock for each $1,000,000 of principal amount of Note(s) purchased by Lead Buyer in excess of the amount of the First Tranche (the shares to be issued pursuant to (i) and (ii) collectively referred to as the “Compensation Shares”).

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company and SPAC with respect to only itself that, as of the date hereof and as of each Closing:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer (i) is acquiring its Notes, and (ii) upon conversion of its Notes will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(c) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Such Buyer agrees to furnish any additional information reasonably requested by the Company (or, if applicable for the purchase of Notes following the Business Combination Closing, the Combined Company) to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company (or, if applicable for the purchase of Notes following the Business Combination Closing, the Combined Company) is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that: (i) the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, or (B) such Buyer provides the Company, and the Combined Company following the Business Combination Closing, with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company, or the Combined Company following the Business Combination Closing, with any notice thereof or otherwise make any delivery to the Company, or the Combined Company following the Business Combination Closing, pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

(h) Validity; Enforcement. This Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Transaction Documents and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) No “Bad Actor” Disqualification Events. Neither the Buyer nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event (as defined below), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act of 1933, as amended (the “Securities Act”) and disclosed in writing in reasonable detail to the Company (or, if applicable for the purchase of Notes following the Business Combination Closing, the Combined Company).

(k) Disclosure. All of the disclosure furnished by or on behalf of any Buyer regarding such Buyer or its respective businesses and the transactions contemplated hereby are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3. REPRESENTATIONS AND WARRANTIES OF EACH NOTE PARTY

The Company and each Guarantor, jointly and severally, represent and warrant to each of the Buyers that, as of the date hereof and as of each Closing:

(a) Organization and Qualification. The Company and its Subsidiaries (as defined below) are entities duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Note Parties and their respective Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, (iii) the authority or ability of any Note Party or any of its Subsidiaries to pay or otherwise perform any of their respective obligations under any of the Transaction Documents (as defined below), (iv) the value of the Collateral or the Liens on the Collateral granted under the Transaction Documents or the priority of any such Lien, or (v) the Collateral Agent’s or any Buyer’s rights and remedies under the Notes or any other Transaction Document. Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no direct or indirect Subsidiaries. “Subsidiaries” means any Person in which the Company or any other Note Party, as applicable, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”.

(b) Authorization; Enforcement; Validity. Each Note Party has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and the Company has the requisite power and authority to issue the Securities that it is issuing prior to the Business Combination Closing in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by each Note Party, and the consummation by each Note Party of the transactions contemplated hereby and thereby (including, without limitation, the issuance by the Company prior to the Business Combination Closing of the Notes and the reservation for issuance and issuance of the Conversion Shares by the Company (if conversion occurs prior to the Business Combination Closing) issuable upon conversion of the Notes) have been duly authorized by such Note Party’s board of directors, manager or managing member, as applicable, and (other than the filing with the SEC of the Business Combination Registration Statement, a Form D with the SEC and any other filings as may be required by any state securities agencies (such filings, the “Securities Filings”)) no further filing, consent or authorization is required by any Note Party or the SPAC, or their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by each applicable Note Party and each constitutes the legal, valid and binding obligations of such Note Party enforceable against such Note Party in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Guaranty, the Security Documents, the Perfection Certificate (as defined below) and each of the other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Notes is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, except for the rights of first refusal set forth on Schedule 3(c). Upon issuance or conversion in accordance with the Notes, the Conversion Shares and Compensation Shares, as applicable, when issued by the Company (or following the Business Combination Closing, the Combined Company), will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (or if applicable, the Combined Company Common Stock). Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company (and if applicable for the purchase of Notes following the Business Combination Closing, the Combined Company) of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. Except as set forth on Schedule 3(d), the execution, delivery and performance of the Transaction Documents by each Note Party and the consummation by each Note Party of the transactions contemplated hereby and thereby (including, without limitation, the issuance by the Company prior to the Business Combination Closing of the Notes and, if conversion occurs prior to the Business Combination Closing, the Conversion Shares, and the reservation by the Company for issuance of the Conversion Shares if conversion occurs prior to the Business Combination Closing) will not (i) result in a violation of the certificate of incorporation (including, without limitation, any certificate of designation contained therein), bylaws, certificate of formation, memorandum of association, articles of association or other organizational documents of such Note Party, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Note Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal and state laws, rules and regulations) applicable to such Note Party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of any Note Party or the SPAC is required in connection with the consummation of the transactions contemplated by any of the Transaction Documents, except for (i) filings required pursuant to applicable securities laws and blue sky laws, which filings will be effected within the time prescribed by law; (ii) such consents, approvals, authorizations, etc., as have been obtained and remain in full force and effect;(iii) filings in connection with the perfection of Liens on the Collateral (as defined in the Security Documents), which filings will be effected within any time period required by the Transaction Documents; and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect.

(f) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(g) Conduct of Business. Neither any Note Party nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such Note Party or any of its Subsidiaries, and neither any Note Party nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has no knowledge of any facts or circumstances that could reasonably lead to failure to list the Exchange Securities on the NYSE (the “Principal Market”) upon consummation of the Business Combination.

(h) Regulatory Permits. Each Note Party and its Subsidiaries is in possession of all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect, and neither any Note Party nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(i) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.001 par value per share, and (y) any capital stock for which such common stock is exchanged (including the Exchange Securities in the event of the consummation of the Business Combination), or into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 19,844,488 shares of Common Stock divided into three (3) classes, of which (1) 13,928,201 shares are designated as Class A Common Stock, of which 9,004,623 are issued and outstanding (“Class A Common Stock”), (2) 3,071,799 shares are designated as Class B Common Stock, of which 3,071,799 are issued and outstanding (“Class B Common Stock”), and (3) 2,844,488 shares are designated as Class C Common Stock, of which 563,280 are issued and outstanding (“Class C Common Stock”). Set forth on Schedule 3(i)(ii) are the Company’s Convertible Securities (as defined below) (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock. No shares of Common Stock are held in the treasury of the Company. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock). All of such outstanding shares set forth in this Section 3(i)(ii) are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

(iii) Existing Securities; Obligations. Except as disclosed on Schedule 3(i)(iii): (A) none of the Company’s, or any its Subsidiaries’ shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any of its Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company, or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company, or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to this Agreement, the Merger Agreement or PIPE Financing (as defined in the Merger Agreement)); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, which have not been waived; and (F) neither the Company nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(j) Litigation. Except as disclosed in Schedule 3(j), there is no action, suit, arbitration, proceeding, inquiry or investigation before any Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, the Common Stock, or any of the Company’s or Guarantors’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which (i) materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of Guarantors is subject to any continuing order, writ, judgment, injunction, decree, determination or award of any Governmental Entity, which could have or reasonably be expected to result in a Material Adverse Effect.

(k) Insurance. Each Note Party and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of such Note Party believes to be prudent and customary in the businesses in which such Note Party and its Subsidiaries are engaged. Neither any Note Party nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither any Note Party nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(l) Employee Relations. Neither any Note Party nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of any Note Party or any of its Subsidiaries has notified any Note Party or any of its Subsidiaries that such officer intends to leave such Note Party or any such Subsidiary or otherwise terminate such officer’s employment with any Note Party or any of its Subsidiaries. Each Note Party and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Title.

(i) Real Property. No Note Party owns any real property in fee. Each Note Party and its Subsidiaries (as applicable) holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by such Note Party or any of its Subsidiaries (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Permitted Liens and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by any Note Party or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each Note Party and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by such Note Party or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of any maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of each Note Party’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Initial Closing Date. Each Note Party and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) Permitted Liens and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(n) Intellectual Property Rights. Each Note Party and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. Except as set forth on Schedule 3(n), none of any Note Party’s material Intellectual Property Rights have expired or terminated or have been abandoned. No Note Party has any knowledge of any infringement by any Note Party or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of any Note Party or any of its Subsidiaries, being threatened, against any Note Party or any of its Subsidiaries regarding its Intellectual Property Rights. Neither any Note Party nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Each Note Party and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(o) Subsidiary Rights. Each Note Party and its Subsidiaries have the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by such Note Party or such Subsidiary.

(p) Tax Status. Each Note Party and its Subsidiaries (i) have timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations (or appropriate extensions therefor) required by any jurisdiction to which it is subject, (ii) have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) to the extent applicable, have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each Note Party and its Subsidiaries know of no basis for any such claim.

(q) Investment Company Status. No Note Party is, and upon consummation of the sale of the Securities will be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(r) Compliance With Healthcare Laws.

(i) Each Note Party and its Subsidiaries are, and have been since June 30, 2023, in compliance with applicable Healthcare Laws.

(ii) “Healthcare Laws” means all federal, state, local or foreign Laws applicable to the business of the Company including without limitation: (a) laws governing the practice of pharmacy, the practice of medicine, the distribution, dispensing, sale, warehousing, or marketing of drugs, or medical devices; (b) the Federal Food, Drug and Cosmetic Act (“FDCA”) (21 U.S.C. § 301) and FDA implementing regulations; (c) the federal Controlled Substances Act and implementing DEA regulations; (d) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and comparable or analogous governmental health insurance programs; (e) fraud and abuse related laws including without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)) and the regulations promulgated thereunder, the Federal Health Care Fraud law (18 U.S.C. § 1347), the Federal Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Physician Payments Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a)), the Federal False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”), any other Law or regulation of any Authority which regulates kickbacks, patient or Health Care Program reimbursement; (f) applicable state licensing, disclosure and transparency reporting requirements; (g) any laws governing the provision of medical services across state lines (telemedicine);) and (h) any applicable laws of any jurisdiction, whether foreign or domestic, that are similar, analogous, or comparable to any item set forth in Clauses (a) through (g) above.

(iii) To the knowledge of each Note Party and its Subsidiaries, no Note Party or Subsidiary is in violation of or in default with respect to any Healthcare Law which would have a Material Adverse Effect.

(s) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of each Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceed the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of their liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing. Except as set forth on Schedule 3(s), neither any Note Party nor any of its Subsidiaries are in default with respect to any material indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement.

(t) Absence of Certain Changes. Since December 31, 2022 or the date of the Company’s most recent audited financial statements of the Company (or following the Business Combination Closing, the Combined Company), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company or any of its Subsidiaries. Since December 31, 2022 or the date of the Company’s most recent audited financial statements contained in the Business Combination Registration Statement (if available), neither the Company, nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company, nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(u) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company any of its Subsidiaries or any of their respective businesses, properties, or operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(v) Indebtedness and Other Contracts. Except as disclosed on Schedule 3(v), neither the Company nor any of its Subsidiaries, (i), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, or (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers has or is reasonably expected to have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Business Combination Registration Statement which are not so disclosed, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(w) Foreign Corrupt Practices. Neither any Note Party nor any of its Subsidiaries, nor to the knowledge of any Note Party or any of its Subsidiaries, any agent or other person acting on behalf of any Note Party or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by any Note Party or any of its Subsidiaries (or made by any person acting on its behalf of which any Note Party is aware) which is in violation of law.

(x) Reserved.

(y) Reserved.

(z) Transactions with Affiliates and Employees. Except as set forth on Schedule 3(z), none of the officers or directors of any Note Party or any of its Subsidiaries and, to the knowledge of any Note Party, none of the employees of any Note Party or any of its Subsidiaries is presently a party to any transaction with any Note Party or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Note Party, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) agreements in the ordinary course of business on arm’s length terms, (ii) transactions constituting bona fide equity or subordinated debt financings primarily for capital raising purposes with existing investors, (iii) reasonable and customary fees paid to members of the board of directors or managers of Note Parties and their Subsidiaries, (iv) Permitted Investments in Subsidiaries, (v) employment or consulting relationships in the ordinary course of business and payment of salary or consulting fees for services rendered, (vi) reimbursement for expenses incurred on behalf of any Note Party, and (vii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Certain Fees. Except as set forth on Schedule 3(aa), there are no brokerage or finder’s fees or commissions that are or will be payable by any Note Party or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Buyer shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(bb) Environmental Laws. (i) Each Note Party and its Subsidiaries (A) are in compliance with all applicable Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials have been disposed of or otherwise released from any Real Property by any Note Party or any of its Subsidiaries in violation of any Environmental Laws. To the knowledge of the Company, no prior use by any Note Party or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have reasonable be expected to result in a Material Adverse Effect.

(iii) Neither any Note Party nor any of its Subsidiaries has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials.

(cc) Regulation T, U or X. The sale of the Notes, the use of proceeds thereof and the other transactions contemplated thereby or by the other Transaction Documents, will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

(dd) Reserved.

(ee) Money Laundering. The Company and its Subsidiaries are in compliance, and have complied with during the past three (3) years, in all material respects with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ff) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission (the “Commission”) rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, and such disqualifications, the “Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(gg) Cybersecurity. Each Note Party and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of such Note Party and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that could reasonably be expected to have a Material Adverse Effect. Each Note Party and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended, or Canadian provincial privacy laws; or (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”). For the last three (3) years prior to the Initial Closing, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Note Party and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect..

(hh) Compliance with Data Privacy Laws. Each Note Party and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA (the “Privacy Laws”) except in each case, where such could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For the last three (3) years prior to the Initial Closing, the Company and each of its Subsidiaries have taken appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Each Note Party certifies that neither it nor any of its Subsidiaries: (i) has received any written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ii) Disclosure. All of the disclosure furnished by or on behalf of any Note Party to the Buyers or the Collateral Agent regarding any Note Party and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Note Party acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4. REPRESENTATIONS AND WARRANTIES OF SPAC.

The SPAC represents and warrants to each of the Buyers that, as of the date hereof and as of each Closing:

(a) Organization and Qualification. SPAC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. SPAC is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on its business or properties of SPAC. Other than Merger Sub, SPAC has no Subsidiaries.

(b) Authorization; Enforcement; Validity. SPAC has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by SPAC, and the consummation by SPAC of the transactions contemplated hereby and thereby have been duly authorized by SPAC’s board of directors, and (other than the Securities Filings) no further filing, consent or authorization is required by SPAC or its boards of directors or stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which SPAC is a party will be prior to the Closing, duly executed and delivered by SPAC each constitutes the legal, valid and binding obligations of SPAC enforceable against SPAC in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Valid Issuance. If any Compensation Shares are issued by the Combined Company following the Business Combination Closing, such Compensation Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be free of any liens or encumbrances and issued in compliance with all applicable federal securities laws, provided, however, that such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such law.

(d) Conflicts. The execution, delivery and performance of the Transaction Documents by the SPAC and the consummation by SPAC of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of SPAC, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the SPAC is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal and state laws, rules and regulations) applicable to SPAC, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of SPAC to perform its obligations hereunder.

(e) Consents. SPAC is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which SPAC (including as the Combined Company following the Business Combination Closing) is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the respective Closing, and SPAC is not aware of any facts or circumstances which might prevent SPAC from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) General Solicitation; Placement Agent’s Fees. Neither SPAC nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Except for Cohen & Company, neither SPAC nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(g) Required Consent. SPAC expressly consents to the issuance of the Notes and the other transactions contemplated by the Transaction Documents, whether as a Company Permitted Interim Financing as contemplated under the Merger Agreement or otherwise.

(h) Disclosure. All of the disclosure furnished by or on behalf of SPAC to the Buyers or the Collateral Agent regarding SPAC, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i) Absence of Certain Changes. Except as otherwise disclosed in SPAC’s public filings, since the date of the SPAC’s most recent audited financial statements, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) or prospects of the SPAC. Except as otherwise disclosed in SPAC’s public filings, since the date of the SPAC’s most recent audited financial statements, the SPAC has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. The SPAC has not taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, and the SPAC does not have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

5. COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement. Each Note Party and SPAC shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 8 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. In the event that (i) prior to the Business Combination Closing any Buyer converts the Notes into Conversion Shares, then upon consummation of the Business Combination, and until the date on which all Buyers that have converted Notes into Conversion Shares prior to the Business Combination Closing shall have sold all of the Exchange Securities issued upon consummation of the Business Combination and (ii) following the Business Combination Closing, any Buyer converts the Notes into Conversion Shares and has sold all such Conversion Shares (such period ending when sales of all such Exchange Securities or Conversion Shares has occurred, the “Reporting Period”), the Combined Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Combined Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company (and for the purchase of Notes following the Business Combination Closing, the Combined Company) may use (i) the proceeds from the sale of the Notes for general corporate and working capital purposes and, among other things, payment of exclusivity extension payments and deposits in connection with the InnovativeRx Acquisition (ii) the proceeds from the sale of the Notes (other than the Initial Note) for the Permitted Acquisitions.

(e) Listing. SPAC and the Company shall use their best commercial efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Securities on the Principal Market and shall maintain such listing or designation for quotation (as the case may be) of all Securities and Exchange Securities from time to time issuable under the terms of the Transaction Documents on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company, nor the Combined Company nor any of their respective Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Exchange Securities on an Eligible Market following consummation of the Business Combination. The Company and SPAC shall be jointly responsible for paying all fees and expenses in connection with satisfying its obligations under this Section 5(e).

(f) Fees. The Company shall reimburse the Lead Buyer for costs, expenses and disbursements of the Lead Buyer (including the fees (in the case of fees for the Initial Closing, in the amount of $50,000), documented expenses and disbursements of Loeb & Loeb LLP, counsel to the Lead Buyer) incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents in relation to the First Tranche (the “Transaction Expenses”); provided that the Company hereby directs that the Lead Buyer may use the applicable portion of the proceeds of the Purchase Price from the Lead Buyer to make the reimbursement payment required pursuant to this Section 5(f) so that the net amount received by the Company from the Lead Buyer reflects such reimbursement payment hereunder; provided, however, that the Company shall be responsible to promptly reimburse Lead Buyer on demand for all Transaction Expenses to the extent not so reimbursed from the proceeds of the Purchase Price from the Lead Buyer. Notwithstanding the foregoing, if the Lead Buyer purchases additional Note(s) under this Agreement in excess of the First Tranche for the principal amount of at least Five Million Five Hundred Thousand Dollars ($5,500,000), or any Buyer not affiliated with the Lead Buyer purchases additional Note(s) under this Agreement for the principal amount of at least One Million Dollars ($1,000,000), the Company shall reimburse the Lead Buyer or such Buyer for any legal fees of Loeb & Loeb LLP in excess of the $50,000 previously paid on the date hereof. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(g) Pledge of Securities by Buyer. Notwithstanding anything to the contrary contained in this Agreement, each of the Company and SPAC acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company (or the Combined Company following the consummation of the Business Combination) with any notice thereof or otherwise make any delivery to the Company (or the Combined Company following the consummation of the Business Combination) pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof. Following the Business Combination Closing, the Combined Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Exchange Securities to such pledgee by a Buyer.

(h) Disclosure of Transactions and Other Material Information. SPAC shall provide to the Lead Buyer for review prior to filing with the Commission a draft of the Form 8-K disclosing the Buyers’ purchase of the Securities and a summary of the Transaction Documents, and shall reasonably consult with the Lead Buyer regarding such disclosure, and such disclosure shall include all material non-public information provided by the Company or their representatives to the Buyers prior to such date.

(i) Additional Issuance of Securities. The Company will not, without the prior written consent of the Required Holders, (i) issue any Notes (other than to the Buyers as contemplated hereby), (ii) issue any other securities that would cause a breach or default under the Notes, or (iii) issue any Convertible Securities (as defined below) involving a Variable Rate Transaction, in each case, other than Exempted Securities. “Variable Rate Transaction” means a transaction in which the Company or its Subsidiaries issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or SPAC, or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision. “Exempted Securities” means (i) the issuance of any Convertible Securities and shares of Common Stock in connection with the Merger as set forth in the Merger Agreement, (ii) the issuance of any Convertible Securities and shares of Common Stock in connection with the PIPE Financing (as defined in the Merger Agreement), (iii) the issuance of any Convertible Securities and shares of Common Stock under the Share Purchase Agreement between the SPAC and ACM ARRT N LLC, dated December 21, 2023 and the Confirmation Agreement between the SPAC and ACM ARRT N LLC, dated December 21, 2023, (iv) the issuance of any Convertible Securities and shares of Common Stock under the Company’s (or following the Business Combination Closing, the Combined Company’s) equity incentive plan, and (v) the issuance of any equity securities or equity linked securities, provided that in the case of equity linked securities, such securities are subordinated with respect to the right to repayment in cash to the Notes in form and substance reasonably satisfactory to the Required Holders. The Lead Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(j) Conduct of Business. The business of the Company, SPAC, Combined Company and their respective Subsidiaries shall not be conducted in violation of any Healthcare Law (to the extent applicable) or any other law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, SPAC Material Adverse Effect, or a Combined Company Material Adverse Effect. As used in this Agreement, “Combined Company Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Combined Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, (iii) the authority or ability of the Combined Company or any of its Subsidiaries to pay or otherwise perform any of their respective obligations under any of the Transaction Documents, (iv) the value of the Collateral or the Liens on the Collateral granted under the Transaction Documents or the priority of any such Lien, or (v) the Collateral Agent’s or any Buyer’s rights and remedies under the Notes or any other Transaction Document.

(k) Liens. No Note Party shall, nor shall any of its Subsidiaries, without the prior written consent of the Required Holders, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or assets of any kind (real or personal, tangible or intangible), except any Permitted Lien. As used herein, “Permitted Lien” means any and all of the following: (i) Liens on the Collateral in favor of the Collateral Agent or the Buyers pursuant to any of the Transaction Documents (or any related instrument or document), in each case securing the Obligations; (ii) Liens incurred in the ordinary course of business that do not secure indebtedness for borrowed money; (iii) Liens existing as of the date hereof and listed on Schedule 5(k); (iv) involuntary Liens arising by operation of law that do not affect the business or operations of the Company in any material respect; (v) [reserved]; (vi) Liens for taxes or assessments or other governmental charges or levies, either not yet delinquent or to the extent that nonpayment thereof is permitted by the terms of this Agreement or other Transaction Documents; (vii) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (viii) purchase money Liens (including capital leases) (A) on Equipment acquired or held by Company and its Subsidiaries incurred for financing the acquisition of the Equipment, or (B) existing on Equipment and related software when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment and related software, provided that if an aggregate outstanding amount of purchase money Liens exceeds $5,000,000 outstanding per fiscal year, the Company shall promptly notify the Lead Buyer of the same, (ix) Liens of carriers, warehousemen, landlords, suppliers, or other persons that are possessory in nature arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (x) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; (xi) Liens, deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business; (xii) Liens that are not prior to Lender’s Lien against the Collateral that constitute customary rights of offset and that do not impair Lender’s Lien; (xiii) Liens in the form of cash deposited with owners/lessors of premises that the Company or its Subsidiaries lease in the ordinary course of business; (xiv) leases or subleases of real property granted in the ordinary course of the Company’s or its Subsidiaries’ business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of the Company’s or its Subsidiaries’ business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Buyers a security interest therein; (xv) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (xvi) Liens in favor of financial institutions arising in connection with Company’s or its Subsidiaries’ deposit and/or securities accounts held at such institutions, (xvii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (xviii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xix) Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; (xx) Liens in Inventory held by wholesalers in the ordinary course of business, (xxi) Liens arising out of and securing a Working Capital Facility, and (xxii) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (i) through (xxi), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(l) Indebtedness. Until the Obligations are Paid in Full, no Note Party shall, nor shall any of its Subsidiaries, without the prior written consent of the Required Holders, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness other than (i) the Notes, (ii) purchase money indebtedness, capitalized leases or equipment financing indebtedness incurred in the ordinary course of business, provided that if an aggregate outstanding amount of purchase money Liens exceeds $5,000,000 outstanding per fiscal year, the Company shall promptly notify the Lead Buyer of the same, (iii) Indebtedness outstanding on the date hereof and set forth on Schedule 5(l) , (iv) Indebtedness which (A) ranks junior in right of payment to the Notes, (B) is subject to either a subordination agreement or intercreditor agreement in form and substance reasonably acceptable to Lead Buyer and (C) has a maturity date at least 91 days after the Maturity Date, (iv) Indebtedness to employees and other insiders of the Company under convertible promissory notes so long as the aggregate amount is less than $1,000,000, (v) unsecured indebtedness incurred in the ordinary course of business not exceeding $1,000,000 in the aggregate, (vi) (A) trade accounts payable in the ordinary course of business and not more than 120 days past due and (B) trade accounts payable in the ordinary course of business which are past due for longer than 120 days but do not exceed $500,000, (vii) so long as no Event of Default has occurred and is continuing, enter into a revolving line of credit provided by a financial institution regulated as a bank pursuant to which such lender makes advances to the Company based on the value of the Company’s accounts or its assets, which may, subject to an intercreditor agreement or subordination agreement (in each case in form and substance reasonably acceptable to the Required Holders), be senior to the Notes (a “Working Capital Facility”), (viii) Indebtedness consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless, (ix) Indebtedness consisting of commercial credit cards or letters of credit so long as the amount of outstanding obligations does not exceed $500,000 at any time, and (x) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (ix) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be (clauses (i) through (viii), collectively, “Permitted Indebtedness”).

(m) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, neither any Note Party nor any of its Subsidiaries shall, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Requisite Holders, provided that (i) the Company may convert any of its Convertible Securities into other securities pursuant to the terms of such Convertible Securities or otherwise in exchange thereof, (ii) pay dividends solely in capital stock, provided that Subsidiaries may always declare and pay cash dividends to Note Parties (iii) SPAC may redeem its shares of Class A Common Stock in accordance with the terms of the final prospectus filed with the Commission on September 29, 2021, (iv) the Company may repurchase the stock, partnership, membership, or other ownership interest or other equity securities of former employees or consultants pursuant to stock repurchase agreements (or the permitted assigns, estate, heirs or current of former spouses thereof) upon the death, disability or termination of employment of such employee or consultant so long as an Event of Default does not exist at the time of any such repurchase, (v) distribute equity interests to current or former employees, officers, consultants, or directors upon the exercise of their options, and (vi) each Note Party may pay for actual member federal and state income tax liabilities attributable to the income of such Grantor to the extent it constitutes tax distributions and pay all other tax distributions from one Note Party or its Subsidiary to another Note Party or its Subsidiary

(n) Corporate Existence. So long as any Buyer beneficially owns any Notes, other than the Business Combination, neither the Company nor SPAC shall be party to any Fundamental Transaction (as defined in the Notes) unless the Company or SPAC, as applicable, is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(o) Stock Splits. Until the Notes are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below).

(p) Conversion Procedures. The Company shall honor conversions of the Notes and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Notes.

(q) Assumption of Notes. Upon the Business Combination Closing, each Note that is not otherwise converted into shares of Common Stock of the Company immediately prior to the Business Combination Closing shall be assumed by the Combined Company and shall automatically be exchanged for a convertible promissory note to acquire shares of the Combined Company Common Stock after applying the Exchange Ratio. Upon such exchange, the Combined Company shall deliver a new promissory note to the Buyers substantially in the same form as the existing Notes upon surrender of the Notes to the Company, which Notes shall be cancelled by the Company, terminate and have no further force or effect, but without novation of the Obligations. Additionally, additional documentation shall be entered into or the existing Transaction

Documents shall be amended, amended and restated or otherwise modified upon the Business Combination Closing, in each case in form an substance reasonably acceptable to the Required Holders, to (i) evidence the assumption by the Combined Company of the Notes and otherwise evidence the Combined Company as the issuer of the Notes, (ii) include both the Company and the Combined Company as parties to this Agreement and the Security Agreement and (iii) include the Company as a party to the Guaranty.

(r) [reserved].

(s) Integration. None of the Company, SPAC, nor any of their respective affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company, SPAC or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company and SPAC will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(t) Business Combination Agreement Amendment and Waiver. Neither the Company nor the SPAC shall amend in any material respect or grant any material waiver with respect to the Merger Agreement without the prior written consent of the Requisite Holders.

(u) Business Combination Agreement Representations and Warranties. Each of the Company and SPAC hereby covenants to each Buyer such representations and warranties set forth in the Merger Agreement as if such representations and warranties were incorporated by reference into this Agreement, mutatis mutandis, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a Material Adverse Effect or SPAC Material Adverse Effect, respectively. “SPAC Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of SPAC and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, (iii) the authority or ability of SPAC to perform any of its obligations under any of the Transaction Documents, (iv) the value of the Collateral or the Liens on the Collateral granted under the Transaction Documents or the priority of any such Lien, or (v) the Collateral Agent’s or any Buyer’s rights and remedies under the Notes or any other Transaction Document.

(v) Notice of Disqualification Events. The Company and SPAC will notify the Buyers in writing, prior to each Closing of any Disqualification Event relating to any Covered Person of the Company.

(w) Closing Documents. The Company agrees to deliver, or cause to be delivered, to each Buyer and Loeb & Loeb LLP a complete closing set of the executed Transaction Documents and any other document required to be delivered to any party pursuant to Section 8 hereof or otherwise.

(x) Registration of Exchange Securities. The Company and the SPAC shall use their best reasonable efforts to register the Exchange Securities under the Business Combination Registration Statement, which shall be declared effective by the SEC prior to the Business Combination Closing.

(y) Stockholder Approval. SPAC shall comply with its obligations pursuant to the Merger Agreement to hold a meeting of stockholders for the approval of the Business Combination and the issuance of the Exchange Securities.

(z) Dispositions to Subsidiaries. Until the Obligations are Paid in Full, no Note Party shall sell, lease, sublease, license, sublicense, divide or otherwise dispose of any of its property or assets, including Intellectual Property, to any Subsidiary of any Note Party that is not a Note Party, other than (i) disposition of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of such Note Party, no longer economically practicable to maintain or useful in the ordinary course of business of such Note Party; (ii) Permitted Liens and Permitted Investments solely to the extent consisting of transfers and dispositions; and (iii) transfer of non-exclusive licenses for the use of the property of the Note Parties or their Subsidiaries in the ordinary course of business.

(aa) Restricted Payments and Investments. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as applicable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable, is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing (a “Default”).

(bb) Restriction on Transfer of Assets. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of such Note Party or any Subsidiary thereof owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Note Party and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of Inventory and product in the ordinary course of business, (iii) disposition of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of such Note Party, no longer economically practicable to maintain or useful in the ordinary course of business of such Note Party; (c) Permitted Liens and Permitted Investments solely to the extent consisting of transfers and dispositions; (d) dispositions consisting of such Note Party’s or its Subsidiaries’ use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Transaction Documents; (f) of non-exclusive licenses for the use of the property of such Note Party or its Subsidiaries in the ordinary course of business, and (g) other dispositions of assets with an aggregate value not to exceed $300,000.

(cc) Reserved.

(dd) Change in Nature of Business. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, (i) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by such Note Party and each of its Subsidiaries on the date hereof or any business substantially related or incidental thereto or (ii) modify its or their corporate structure or purpose; provided that Note Parties or any of its Subsidiaries may be liquidated so long as all remaining assets of such Note Parties or Subsidiaries are transferred to another Note Party.

(ee) Preservation of Existence, Etc. Each Note Party shall maintain and preserve and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(ff) Maintenance of Properties, Etc. Each Note Party shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary to conduct its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(gg) Maintenance of Intellectual Property. Each Note Party will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to maintain all of the Intellectual Property Rights of such Note Party and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(hh) Maintenance of Insurance. Each Note Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with usual business practice by companies in similar businesses similarly situated. Each such policy of insurance shall as appropriate (i) name the Collateral Agent, on behalf of itself and the Buyers, as an additional insured thereunder as its interest may appear or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of itself and the Buyers, as lenders’ loss payee thereunder.

(ii) Transactions with Affiliates. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof, (ii) transactions constituting bona fide equity or subordinated debt financings primarily for capital raising purposes with existing investors, (iii) reasonable and customary fees paid to members of the board of directors or managers of Note Parties and their Subsidiaries, (iv) Permitted Investments in Subsidiaries, (v) employment or consulting relationships in the ordinary course of business and payment of salary or consulting fees for services rendered, (vi) reimbursement for expenses incurred on behalf of any Note Party, and (vii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(jj) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, issue any Notes (other than as contemplated by this Agreement and the Notes, in each case as in effect on the date hereof).

(kk) New Subsidiaries; Combined Company. Simultaneously with (i) the acquisition or formation of each new Subsidiary (other than (1) Foreign Subsidiaries (as defined in the Security Agreement) until the Collateral Increase Condition occurs and (2) Immaterial Subsidiaries), (x) the Note Parties shall cause such new Subsidiary to execute, and deliver to the Collateral Agent and each Buyer, all Security Documents as may be reasonably requested by the Collateral Agent or the Required Holders, as applicable, (y) each Note Party shall also deliver to the Collateral Agent an opinion of counsel to such new Subsidiary that is reasonably satisfactory to the Collateral Agent covering such legal matters with respect to such new Subsidiary becoming a guarantor of the Obligations, executing and delivering the Security Document and any other matters that the Collateral Agent or the Required Holders may reasonably request and (z) the Note Parties shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical stock certificates of such new Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable) and (ii) the Business Combination Closing, subject to Section 5(q), (x) Combined Company shall execute, and deliver to the Collateral Agent and each Buyer, all Security Documents as requested by the Collateral Agent or the Required Holders, as applicable, (y) Combined Company shall also deliver to the Collateral Agent an opinion of counsel to Combined Company that is reasonably satisfactory to the Collateral Agent and the Required Holders covering such legal matters with respect to Combined Company becoming a guarantor of the Obligations and pledging the equity interests of the Company, executing and delivering the Security Document and any other matters that the Collateral Agent or the Required Holders may reasonably request and (z) Combined Company shall deliver, or cause the Company to deliver to the Collateral Agent, each of the physical stock certificates of the Company, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

“Immaterial Subsidiaries” means, at any date of determination, any Subsidiary, other than Note Parties hereunder, which is either (a) a dormant or shell company with no assets or (b) a wholly owned subsidiary created solely to merger into or with a Person that is not an affiliate of any Note Party, provide that the surviving company will not be an Immaterial Subsidiary under this clause (b).

(ll) Reserved.

(mm) Reserved.

(nn) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, each Note Party (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Notes or any other Transaction Document; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to any Buyer or the Collateral Agent by the Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.

(oo) Taxes. Each Note Party and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties), or apply for extensions therefor, now or hereafter imposed or assessed against such Note Party and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). Each Note Party and its Subsidiaries shall file on or before the due date therefor all personal property tax returns or appropriate extensions therefor (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect). Notwithstanding the foregoing, each Note Party and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(pp) Certain Changes. No Note Party shall change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire any Real Property after the date hereof without such Person, in each instance, giving fifteen (15) days prior written notice thereof to the Buyers and the Collateral Agent and taking all actions deemed necessary or appropriate by the Collateral Agent or the Required Holders to continuously protect and perfect the Collateral Agent Liens upon the Collateral.

(qq) Reserved.

(rr) Other Reports and Information. Each Note Party shall promptly advise the Buyers and the Collateral Agent, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; and (b) the occurrence of any Event of Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Each Note Party shall, upon request of any Buyer or the Collateral Agent, furnish such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Note Party or the Collateral as such Buyer or the Collateral Agent may request, all in reasonable detail.

(ss) Reserved.

(tt) Investments. Neither any Note Party nor any of its Subsidiaries, directly or indirectly, will, except as provided in the Company’s officially filed S-X statement, merge with, consolidate with, acquire all or substantially all of the assets or stock of, or otherwise combine with or make any Investment (as defined below) without Required Holders’ consent, other than Permitted Investments (as defined below). If any Note Party, acquires or forms a Subsidiary, such Note Party will cause such Subsidiary to execute a Guaranty and any other documentation in form and substance necessary to have such Subsidiary join the Transaction Documents and pledge its assets thereunder. “Investment” means, with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, or (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person. “Permitted Investments” means the following: (a) Investments (including, without limitation, Subsidiaries) existing on the date hereof; (b) Investments by consisting of cash equivalents; (c) accounts receivable in the ordinary course of business and Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course; (d) Investments consisting of deposit accounts; (e) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers, and members relating to the purchase of equity securities of the Company or its Subsidiaries pursuant to employee equity purchase plans or similar agreements not to exceed $500,000 in the aggregate; (f) Investments (i) by Note Parties in Subsidiaries that are not Note Parties not to exceed $5,000,000 in the aggregate in any twelve (12) month period; and (ii) by the Note Parties in the Company and in other Note Parties that are Subsidiaries of a Note Party; (g) Investments pursuant to or arising under non-speculative currency arrangements, interest rate agreements or similar hedging arrangements entered into in the ordinary course of business; (h) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in the Company’s industry and which do not require the Company to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement, (i) Investments consisting of Permitted Acquisitions, (j) Investments consisting of intercompany receivables, corresponding to amounts in item (viii) of the definition of Permitted Indebtedness, consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless, and (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business. “Permitted Acquisitions” means (i) the acquisition of (A) Flywheel Healthcare, LLC (d/b/a Young at Heart) (“YAH”), and (B) InnovativeRx North Ohio, Inc. (d/b/a Finney’s Institutional) (“Finney’s”) by the Company or any of its Affiliates pursuant to that certain Agreement and Plan of Merger, dated effective as of December 17, 2023, by and among, the Company, YAH, Finney’s and certain other parties thereto (such transaction, the “InnovativeRx Acquisition”), (ii) the acquisition of TelNet-Rx, Inc.,

TelNet-Rx Telepharmacy, Inc., and TelNet-Rx Specialties, Inc. and their Affiliates (collectively, “TelNet-Rx”) by the Company or any of its Affiliates pursuant to the definitive agreements entered in connection with the Letter of Intent, dated August 23, 2023, by and among the Company and TelNet-Rx, and (iii) other transaction or series of transactions by which any Note Party may acquire assets or equity of a third party so long as (A) no Event of Default exists at the consummation of the proposed transaction or would result from the consummation of such transaction, and (B) the sole consideration in such transaction is either stock or cash, or combination of both, provided that the aggregate cash consideration relating to such transaction does not exceed $3,000,000 and taken together with all other cash consideration for Permitted Acquisitions in the immediately preceding twelve (12) consecutive months does not exceed $10,000,000.

(uu) Quarterly Financial Statements. Prior to the Business Combination Closing, within forty-five (45) days following the end of each fiscal quarter (other than the fourth fiscal quarter ending December 31), the Company will deliver to the Lead Buyer the financial statements for such fiscal quarter and accompanied by a certification by the chief executive officer or chief financial officer of Company that such financial statements are complete and correct, that there was no Event of Default (or specifying those Events of Default of which he or she was aware).

(vv) Yearly Financial Statements. Prior to the Business Combination Closing, within one hundred eighty (180) days following the close of each fiscal year, the Company will deliver to the Lead Buyer financial statements for such fiscal year certified without qualification by an independent certified accounting firm acceptable to the Required Holders (provided, however, that such certification may contain a “going concern” qualification), which shall provide comparisons to the prior fiscal year, and shall be accompanied by (i) report from such Company’s accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that an Event of Default has occurred or specifying those Events of Default of which they are aware, and (ii) any management letter that may be issued.

(ww) Restricted Debt Payments. Neither any Note Party nor any of its Subsidiaries will make any payment on account of the purchase, redemption, defeasance or other retirement of any Indebtedness or make any other payment or distribution in respect of any Indebtedness, either directly or indirectly; other than regularly scheduled interest payments and regularly scheduled amortization, in each case when due without acceleration or modification of such interest payment or such amortization payment as in effect on the date hereof, under Permitted Indebtedness; provided that nothing in this section shall restrict the Note Parties’ ability to convert any existing Indebtedness in equity pursuant to the terms thereof.

(xx) Trust Account. Each Buyer acknowledges and consents that it has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement of SPAC, dated as of September 27, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. Each Buyer hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

(yy) Post-Closing Conditions. On or before the date specified in this Section 5(yy) (unless a longer period is agreed to in writing by the Required Holders, in their sole discretion), the Note Parties shall satisfy each of the following items specified in the subsections below:

(i) Insurance Endorsements. No later than fifteen (15) Business Days after the Initial Closing Date, the Note Parties shall deliver to the Collateral Agent insurance policy endorsements reasonably satisfactory to the Collateral Agent, providing for adequate personal property and liability insurance for each Note Party, with the Collateral Agent listed as lender’s loss payee and additional insured, as applicable.

(ii) Control Agreements. No later than thirty (30) days after the Initial Closing Date, the Note Parties shall have delivered to Collateral Agent a Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, for the primary Deposit Accounts or Securities Accounts maintained by a Note Party.

(iii) Lien Release. No later than thirty (30) days after the Initial Closing Date, the Note Parties shall have delivered to Collateral Agent (1) evidence of the lien release set forth in the financing statement No. 202020551 initially filed on June 3, 2020, and (2) a payoff letter or a similar document with respect to the financing statement No. 424646309 initially filed on March 9, 2016.

(iv) Evidence of Pledge. No later than sixty (60) days after the Initial Closing Date, the Note Parties shall have effectuated the equity pledge of and have delivered to Collateral Agent any required consents in connection with the pledge of (1) 906,940 shares of Series C-1 Preferred Stock and 77,398 shares of Series C-2 Preferred Stock in Spencer Health Solutions, Inc., a Delaware corporation, held by the Company and (2) 195,937 shares of Series C-1 Preferred Stock in Spencer Health Solutions, Inc. held by Catalyst Healthcare Ltd.

(v) Liquidation of Subsidiaries. Within six (6) months after the Initial Closing Date, the Note Parties shall have delivered to Collateral Agent evidence of liquidation of Catalyst Healthcare US, HIMN Holdings, LLC and its direct Subsidiaries.

6. REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company (and following the Business Combination Closing, the Combined Company) shall maintain at its principal executive offices (or such other office or agency of the Company (or if applicable, the Combined Company) as it may designate by notice to each holder of Securities), a register for the Notes in which the Company (and following the Business Combination Closing, the Combined Company) shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Notes. The Company (and following the Business Combination Closing, the Combined Company) shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company (and following the Business Combination Closing, the Combined Company) shall permit the transfer and shall promptly record in either the register for the Notes or its stock ledger (for the Conversion Shares), such name and such denominations as specified by such Buyer to effect such sale, transfer or assignment.

(b) Legends. Each Buyer understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c) Removal of Legends. Upon the Business Combination Closing, in accordance with the terms of the Merger Agreement and to the extent that any Note has been converted in conjunction with the closing of such transaction), the Exchange Securities shall be issued without any legends. The Combined Company shall no later than two (2) Trading Days following the closing of the Business Combination, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”), credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled as Exchange Securities to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date”, and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Combined Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Exchange Securities or the removal of any legends with respect to any Exchange Securities in accordance herewith.

(d) Failure to Timely Deliver; Buy-In. At any time following the Business Combination Closing, for any Buyer that has converted the Notes into Conversion Shares if the Combined Company fails to, for any reason or for no reason, issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either if the Transfer Agent is not participating in FAST, a certificate for the number of Exchange Securities to which such Buyer is entitled and register such Exchange Securities on the Combined Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Exchange Securities to which such Buyer is entitled (a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Combined Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the Required Delivery Date and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date, if the Transfer Agent is not participating in FAST, the Combined Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Combined Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of shares of Exchange Securities to which such Buyer is entitled, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of the Exchange Securities to which such Buyer is entitled to receive from the Combined Company (a “Buy-In”), then the Combined Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Combined Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Combined Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Exchange Securities that the Combined Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Notes) of the Common Stock on any Trading Day during the period commencing on the Required Delivery Date and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s or Combined Company’s, as applicable, failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Delivery Failure, this Section 6(d) shall not apply to the applicable Buyer to the extent the Combined Company has already paid such amounts in full to such Buyer with respect to such Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company (and following the Business Combination Closing, the Combined Company) hereunder to issue and sell the Notes to each Buyer at the applicable Closing is subject to the satisfaction, at or before each Closing, of each of the following conditions, provided that these conditions are for the Company’s (and following the Business Combination Closing, the Combined Company’s) sole benefit and may be waived by the Company (and following the Business Combination Closing, the Combined Company) at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company (and following the Business Combination Closing, the Combined Company).

(b) Such Buyer and each other Buyer shall have delivered to the Company (and following the Business Combination Closing, the Combined Company) the Purchase Price for the Note being purchased by such Buyer at the respective Closing by wire transfer of immediately available funds; provided that the Company hereby directs that the Lead Buyer may use the applicable portion of the proceeds of the Purchase Price from the Lead Buyer to make the reimbursement payment required pursuant to Section 5(f) so that the net amount received by the Company from the Lead Buyer reflects such reimbursement payment under Section 5(f).

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the respective Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the respective Closing.

8. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Note at the respective Closing is subject to the satisfaction, at or before the respective Closing, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company (and following the Business Combination Closing, the Combined Company) with prior written notice thereof:

(a) The Company and SPAC shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company (and following the Business Combination Closing, the Combined Company) shall have duly executed and delivered to such Buyer a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers as being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of each Note Party issued by the secretary of a jurisdiction of incorporation or formation of such Note Party, in each case as of a date no earlier than thirty (30) days prior to the respective Closing Date.

(c) The Company shall have delivered to such Buyer a certified copy of the certificate or articles of incorporation or formation of each Note Party as certified by the secretary of a jurisdiction of incorporation or formation of such Note Party, in each case as of a date no earlier than thirty (30) days prior to the respective Closing Date.

(d) The Company and each Guarantor shall have delivered to the Buyers a certificate, in the form reasonably acceptable to the Required Holders, executed by the Secretary of each Note Party and dated as of each Closing, as to (i) the resolutions consistent with Section 3(b) as adopted by each Note Party’s board of directors or an equivalent governing body in a form reasonably acceptable to the Required Holders, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Guarantor and (iii) the Bylaws of the Company and the bylaws of each Guarantor, as applicable, each as in effect at the Closing.

(e) (i) No Default or Event of Default shall exist as of the respective Closing, (ii) each and every representation and warranty of the Company and SPAC shall be true and correct in all material respects as of the date when made and as of the respective Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and (iii) each of the Company and SPAC shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company and SPAC, as applicable, at or prior to the respective Closing. Such Buyer shall have received certificates, duly executed by the Chief Executive Officer of the Company and the Chief Executive Officer of SPAC, dated as of the Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form reasonably acceptable to such Buyer.

(f) The Company shall have obtained and provided a copy thereof to Buyer all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(g) Only with respect to the Initial Closing, that certain Convertible Promissory Note dated March 10, 2023, between the Company and 102114598 Saskatchewan Ltd. shall have been amended in form and substance reasonably satisfactory to Lead Buyer.

(h) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i) Each Note Party shall have delivered or caused to be delivered to the Collateral Agent a perfection certificate, duly completed and executed by each Note Party, in form and substance reasonably satisfactory to the Collateral Agent (the “Perfection Certificate”).

(j) In accordance with the terms of the Security Documents, each Note Party shall have delivered to the Collateral Agent original certificates (I) representing the Subsidiaries’ shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

(k) The Note Parties shall have delivered or caused to be delivered to each Buyer and the Collateral Agent (i) the results of Uniform Commercial Code lien searches (or other searches as appropriate in the applicable foreign jurisdiction), satisfactory to each Buyer; (ii) the results of federal, provincial, territorial, and state tax lien and judicial lien searches and pending litigation and bankruptcy searches (or other searches as appropriate in the applicable foreign jurisdiction), in each case satisfactory to each Buyer; and (iii) Uniform Commercial Code termination statements (or other termination filings as appropriate in the applicable foreign jurisdiction) reflecting termination of all U.C.C. Financing Statements (or other comparable filings) previously filed by any Person and not expressly permitted by this Agreement.

(l) With respect to the Intellectual Property Rights, if any, of any Note Party, such Note Party shall have duly executed and delivered to the Collateral Agent and each Buyer each Intellectual Property Security Agreement of such Note Party, in the form attached as Exhibit A to the Security Agreement.

(m) Payment of all fees and expenses required to be paid hereunder.

(n) Legal opinion(s) from counsel to the Note Parties, in form and substance reasonably satisfactory to the Collateral Agent (it being understood and agreed that local counsel in the jurisdiction of organization of a Note Party will only be required for material Note Parties); provided that no such opinion shall be required for a Closing occurring after the date hereof if the Collateral Increase Condition has not been satisfied on or prior to such Closing.

(o) Reserved.

(p) The Note Parties shall have delivered to the Collateral Agent certificates of insurance on ACORD 25 and 27 or 28 form reasonably satisfactory to the Collateral Agent, providing for adequate personal property and liability insurance for each Note Party, with the Collateral Agent listed as lender’s loss payee and additional insured, as applicable.

(q) The Company, SPAC and Guarantors shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(r) The Company, SPAC and such Buyer shall have entered into a registration rights agreement in the form of Exhibit ___ hereto.

(s) Prior to or concurrently with any Closing with respect to which the Collateral Increase Condition occurs (including the Note to be purchased at such Closing), the Note Parties shall cause all Subsidiaries which are not Immaterial Subsidiaries and not Note Parties to become Note Parties, and such Subsidiaries shall execute or deliver (i) all Security Documents as may be reasonably requested by the Collateral Agent or the Required Holders, as applicable, (ii) opinions of counsel to such Subsidiaries that are reasonably satisfactory to the Collateral Agent covering such legal matters with respect to such Subsidiary becoming a guarantor of the Obligations, executing and delivering the Security Documents and any other matters that the Collateral Agent or the Required Holders may reasonably request, (iii) each of the physical stock certificates of such Subsidiary, if equity is certificated, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable, (iv) with respect to the property owned or leased by each such Subsidiary and any other property securing the Obligations, (A) the results of Uniform Commercial Code lien searches, PPSA lien searches (or other searches as appropriate in the applicable foreign jurisdiction), satisfactory to the Collateral Agent, (B) the results of federal, provincial, territorial, and state tax lien and judicial lien searches and pending litigation and bankruptcy searches (or other searches as appropriate in the applicable foreign jurisdiction), in each case reasonably satisfactory to the Collateral Agent, and (iii) Uniform Commercial Code termination statements, PPSA discharge statements (or other termination filings as appropriate in the applicable foreign jurisdiction) reflecting termination of all U.C.C. Financing Statements or PPSA financing statements previously filed by any Person and not expressly permitted hereunder, and (v) such other documents, instruments or certificates as the Collateral Agent or its counsel may reasonably request, including, without limitation, security documentation in accordance with the laws of the applicable foreign jurisdiction of any Subsidiary;

(t) No Material Adverse Effect has occurred; and

(u) As of each Closing, to the extent required by applicable laws, the Company and SPAC shall have (i) disclosed all material, non-public information (if any) provided to any of the Buyers by the Company, SPAC or any of their respective Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and (ii) any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, SPAC, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Note Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against any Note Party in any other jurisdiction to collect on any Note Party’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, SPAC and/or any of Guarantors (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company, SPAC and their respective Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, SPAC, their respective Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company, not Guarantors, nor SPAC, nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement.

(f) Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, SPAC and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(f) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion); and provided further that the provisions of Section 10 cannot be amended or waived without the additional prior written approval of the Collateral Agent or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(f) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). “Required Holders” means, on or after the Initial Closing Date, holders of a majority of the aggregate principal amount then outstanding under all of the Notes; provided, that such majority must include the Lead Buyer. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all holders of the Notes. From the date hereof and while any Notes are outstanding, the Company and SPAC shall not be permitted to receive any consideration from a Buyer or a holder of Notes that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company, SPAC or any Subsidiary (i) to treat such Buyer or holder of Notes in a manner that is more favorable than to other similarly situated Buyers or holders of Notes, or (ii) to treat any Buyer(s) or holder(s) of Notes in a manner that is less favorable than the Buyer or holder of Notes that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. Each of the Company and SPAC has not, directly or indirectly, made any agreements with any Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company:

Custom Health, Inc.

8605 Santa Monica Blvd PMB 64914

West Hollywood, CA 90069-4109

Attn: Shane Bishop, Chief Executive Officer

E-Mail: shane.bishop@customhealth.com

with a copy (for informational purposes only) to:

DLA Piper LLP (US)

500 8th St NW

Washington, DC 20004

Attn: Mitchell Marder

E-Mail: Mitchell.Marder@us.dlapiper.com

If to SPAC:

if to SPAC:

Berenson Acquisition Corp. I

667 Madison Avenue, 18th Floor

New York, NY 10065

Attention: Amir Hegazy

Email: ahegazy@berensonco.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Alan Annex; Yuta Delarck; Adam Namoury

Email: alan.annex@gtlaw.com; delarcky@gtlaw.com;

adam.namoury@gtlaw.com

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th floor

New York, NY 10004

Telephone: (212) 509-4000

If to a Buyer, to its mailing address and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Telephone: (212) 407-4278

Attention: Peter Beardsley

E-Mail: pbeardsley@loeb.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Loeb & Loeb LLP shall only be provided copies of notices sent to the Lead Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes. Neither the Company nor SPAC shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, other than as a result of the Business Combination. Notwithstanding the forgoing, the Company and the SPAC may effectuate the Business Combination. A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(i) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(l) below.

(j) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification. In consideration of the Collateral Agent’s execution and delivery of the Transaction Documents and each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s and SPAC’s other obligations under the Transaction Documents, the Company and SPAC shall defend, protect, indemnify and hold harmless the Collateral Agent, each Buyer and each holder of any Securities and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company, SPAC or any of their respective Subsidiaries in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company, SPAC, any Guarantor or any of their respective Subsidiaries contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, SPAC, any Guarantor or any of their respective Subsidiaries) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) the status of the Collateral Agent or such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); or (D) the enforcement of any of the rights and remedies of the Collateral Agent, any Note Party or any Buyer under this Agreement and the other Transaction Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. To the extent that the foregoing undertaking by the Company or SPAC may be unenforceable for any reason, the Company and SPAC, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(m) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(n) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and SPAC recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. Each of the Company and SPAC therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and each of the Company and SPAC acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and neither the Company nor SPAC shall assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and each of the Company and SPAC acknowledges that the Buyers are not acting in concert or as a group, and neither the Company nor SPAC shall assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company, SPAC and each Buyer confirms that each Buyer has independently participated with the Company, SPAC and their respective Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was in the control of the Company and SPAC, not the action or decision of any Buyer, and was done solely for the convenience of the Company, SPAC and their respective Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, SPAC, each Subsidiary (as applicable) and a Buyer, solely, and not between the Company, SPAC, their respective Subsidiaries (as applicable) and the Buyers collectively and not between and among the Buyers.

(p) Payment Set Aside; Currency. To the extent that any Note Party or SPAC makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Note Party, SPAC, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(q) Judgment Currency

(i) If for the purpose of obtaining or enforcing judgment against any Note Party or SPAC in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(q) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined below) immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(q)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(q)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from any Note Party or SPAC under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(iv) “Trading Day” means any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

10. COLLATERAL AGENT.

(a) Appointment and Authority. Each Buyer hereby irrevocably appoints Funicular Funds, LP to act on its behalf as the Collateral Agent hereunder and under the other Transaction Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Collateral Agent and the Buyers, and no Note Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Transaction Documents, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Buyer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Collateral Agent. In performing its functions and duties under this Agreement, the Collateral Agent shall not assume and the Collateral Agent shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Note Parties or any of their respective Subsidiaries. Anything contained in any of the Transaction Documents to the contrary notwithstanding, the Note Parties, the Collateral Agent and each Buyer hereby agree that (i) no Buyer shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Agent, on behalf of the Buyers, in accordance with the terms hereof and all powers, rights and remedies under the Transaction Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Buyer may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Buyers (but not any Buyer or Buyers its or their respective individual capacities unless the Required Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale.

(b) Rights as a Buyer. A Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Buyer as any other Buyer and may exercise the same as though it were not the Collateral Agent and the term “Buyer” or “Buyers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include any Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Buyers.

(c) Exculpatory Provisions.

(i) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(A) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(B) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Collateral Agent is required to exercise as directed in writing by the Required Holders (or such other number or percentage of the Buyers as shall be expressly provided for herein or in the other Transaction Documents); provided that, the Collateral Agent shall not be required to take any action that, in its good faith opinion or the opinion of its counsel, may expose the Collateral Agent to liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 9(l) or that is contrary to any Transaction Document or applicable law;

(C) shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Note Parties and their Subsidiaries that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

(ii) The Collateral Agent shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Required Holders (or such other number or percentage of the Buyers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10(f) and Section 4 of the Notes) or (B) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment, each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Collateral Agent Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Required Holders (or such other number or percentage of the Buyers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10(f) or Section 4 of the Notes) as it deems appropriate or it shall first be indemnified to its satisfaction by the Buyers against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Required Holders or all of the Lenders, as applicable, as to any matter that, pursuant to Section 9(f), can only be effectuated with the consent of all Required Holders or all Buyers, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Buyers.

(iii) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document, (E) the satisfaction of any condition set forth in Section 8 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent or (F) the effectiveness or sufficiency (or continued effectiveness or sufficiency) of any financing statement (including any financing statement naming the Collateral Agent as secured party) filed in respect of, or any other method of perfection in respect of, any Lien created under any Transaction Document in respect of any Collateral.

(d) Reliance by Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers or any of their Subsidiaries), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Note Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties (as defined below). The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to its activities as the Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, partners, members, managers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

(f) Resignation of the Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Buyers and the Company. Upon receipt of any such notice of resignation, the Required Holders shall have the right, in consultation with the Company so long as no Default or Event of Default has occurred and is continuing, to appoint a successor. If no such successor shall have been so appointed by the Required Holders and shall have accepted such appointment within 10 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Buyers, appoint a successor Collateral Agent. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents (if not already discharged therefrom as provided above in this Section 10(f)). After the retiring Collateral Agent’s resignation hereunder and under the other Transaction Documents, the provisions of this Section 10 and Section 9(l) shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

(g) Non-Reliance on the Collateral Agent and Other Buyers. Each Buyer expressly acknowledges that neither the Collateral Agent nor any of its Related Parties has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Note Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Buyer. Each Buyer acknowledges and represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Buyer or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigation into, the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Note Parties and their Subsidiaries and made its own decision to purchase its Note hereunder and enter into this Agreement. Each Buyer also acknowledges and represents to the Collateral Agent that it will, independently and without reliance upon the Collateral Agent or any other Buyer or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder and continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Note Parties and their Subsidiaries.

(h) No Reliance on the Collateral Agent’s Customer Identification Programs. Each Buyer acknowledges and agrees that neither such Buyer, nor any of its Affiliates, participants or assignees, may rely on the Collateral Agent to carry out such Buyer’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, or any other anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Note Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Transaction Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required thereunder.

(i) Collateral and Guaranty Matters.

(i) The Collateral Agent is hereby authorized on behalf of the Buyers, without the necessity of any notice to or further consent from the Buyers, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Collateral Agent in its reasonable discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Note Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Buyers for any failure to monitor or maintain any portion, or the perfection of any Lien on any portion, of the Collateral.

(ii) The Buyers hereby authorize the Collateral Agent, at its option and in its discretion, (A) to release any Lien granted to or held by the Collateral Agent upon any Collateral (I) upon termination of the obligations to purchase Notes, if any, and payment in full of all of the Obligations (other than inchoate indemnity obligations), (II) constituting properly sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Transaction Document or to which the Required Holders have consented in writing or (III) otherwise pursuant to and in accordance with the provisions of any applicable Transaction Document, (B) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Transaction Document to the holder of any Lien on such property of the type described in clause (viii) of the definition of “Permitted Liens” and permitted by Section 5(k) and (C) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Collateral Agent at any time, the Buyers will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10(i).

(j) Agency for Perfection. The Collateral Agent and each Buyer hereby appoint each other Buyer as agent for the purpose of perfecting the Collateral Agent’s security interest in assets which, in accordance with the UCC in any applicable jurisdiction, can be perfected by possession or control. Should any Buyer obtain possession or control of any such assets, such Person shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such assets to the Collateral Agent or in accordance with the Collateral Agent’s instructions or transfer control to the Collateral Agent in accordance with the Collateral Agent’s instructions. Without limiting the provisions of Section 10(a), each Buyer agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Obligations unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent at the direction of the Required Holders.

(k) Right to Perform. Preserve and Protect. If any Note Party fails to perform any obligation hereunder or under any other Transaction Document, the Collateral Agent itself may, but shall not be obligated to, cause such obligation to be performed at Note Parties’ expense. The Collateral Agent is further authorized by each Note Party and each Buyer to make expenditures from time to time that the Collateral Agent, in its business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by Note Parties, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Notes and other Obligations. Each Note Party hereby agrees to reimburse the Collateral Agent on demand for any and all costs, liabilities and obligations incurred by the Collateral Agent pursuant to this Section 10(k).

(l) Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received notice from a Buyer or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Collateral Agent receives such a notice, the Collateral Agent shall, to the extent any Buyer has provided the Collateral Agent with its current notice address, give prompt notice thereof to such Buyer at such notice address. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Holders; provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Buyers

(m) Credit Bidding. Each Buyer hereby irrevocably authorizes the Collateral Agent, based upon the instruction of the Required Holders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 thereof, at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law.

[signature pages follow]

IN WITNESS WHEREOF, the Company, each Guarantor, SPAC, each Buyer and the Collateral Agent have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

CUSTOM HEALTH, INC.

By:	/s/ Shane Bishop
Name: Shane Bishop
Title: CEO

GUARANTORS:

ORLANDO CENTRAL FILL, INC.

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

PACK4U CONNECTED HEALTH LLC

By: Custom Health, Inc.
Its: Managing Member

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

COMMUNITY PHARMACY OF SMYRNA, LLC

By: Custom Health, Inc.
Its: Member

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Company, each Guarantor, SPAC, each Buyer and the Collateral Agent have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HIMN HOLDINGS, LLC

By: Custom Health, Inc.
Its: Member

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

CAREDIRECT LLC

By: HIMN Holdings, LLC
Its: Member

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

HEALTH IN MOTION NETWORK LLC

By: HIMN Holdings, LLC
Its: Member

By	/s/ Shane Bishop
Name: Shane Bishop
Title: Chief Executive Officer

SPAC:

BERENSON ACQUISITION CORP. I

By:	/s/ Amir Hegazy
Name: Amir Hegazy
Title: President

IN WITNESS WHEREOF, the Company, each Guarantor, SPAC, each Buyer and the Collateral Agent have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

LEAD BUYER:

FUNICULAR FUNDS, LP

By:	/s/ Jacob Ma-Weaver
Name: Jacob Ma-Weaver
Title: Managing Member of the General Partner

COLLATERAL AGENT:

FUNICULAR FUNDS, LP

By:	/s/ Jacob Ma-Weaver
Name: Jacob Ma-Weaver
Title: Managing Member of the General Partner

IN WITNESS WHEREOF, the Company, each Guarantor, SPAC, each Buyer and the Collateral Agent have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

[________________]

By:
Name:
Title:

SCHEDULE OF BUYERS

Initial Closing Date: April [___], 2024

(1)	(2)	(3)	(4)	(5)
Buyer	Mailing Address and E-mail Address	Original Principal Amount of Notes	Purchase Price	Legal Representative’s Mailing Address and E-mail Address
Funicular Funds, LP	Funicular Funds, LP 601 California Street, Suite 1151 San Francisco, CA 94108 Tel: (415) 857-1965 Attn: Jacob Ma-Weaver Email: jacob@cablecarcapital.com			Funicular Funds, LP 601 California Street, Suite 1151 San Francisco, CA 94108 Tel: (415) 857-1965 Attn: Jacob Ma-Weaver Email: jacob@cablecarcapital.com

Subsequent Closing: _________________

(1)	(2)	(3)	(4)	(5)
Buyer	Mailing Address and E-mail Address	Original Principal Amount of Notes	Purchase Price	Legal Representative’s Mailing Address and E-mail Address

Subsequent Closing: _______________

SCHEDULE 3(a)

Subsidiaries

Company	Subsidiary	Number of Shares	Class	Certificate No.(s)

SCHEDULE 3(i)(iii)

Authorized and Outstanding Capital Stock

SCHEDULE 3(m)

Litigation

None